Exhibit 99.1

DPW Holdings’ Digital Power Lending to Provide Business Loans Collateralized by Bitcoin (BTC) and Ethereum (ETH)

DPW Holdings Anticipates New Lending Program to Begin in March 2021

Las Vegas, NV, January 13, 2021 – DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced today that its fintech lender, Digital Power Lending, LLC (“DPL”), a California Finance Lender (License No. 60 DBO-77905) and wholly-owned subsidiary of Ault Alliance, Inc. (“AAI”), is prepared to begin originating loans collateralized by both bitcoin (BTC) and Ethereum (ETH) cryptocurrencies. The Company anticipates the new collateral program, https://digitalpowerlending.com/commercialapp/, to begin on or about March 10, 2021. All lending activities are subject to federal, state and local laws and restrictions, as applicable to each lending transaction.

The new program is an extension of the lending services established by DPL in 2017 that provide funding to businesses through secured and unsecured commercial loans throughout the United States. DPL provides businesses with operating capital to finance their growth.

Milton “Todd” Ault, III, said, “When DPW launched Digital Power Lending in 2017, we anticipated entering the fintech space and offering innovating lending solutions to growing businesses. Our new cryptocurrency-backed lending program is a natural extension of the Company’s experience with digital currency and the maturation of bitcoin (BTC) and Ethereum (ETH) as institutionally accepted forms of value. We anticipate DPL will contribute to the Company’s goals of topline revenue growth and improved bottom line results.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.DPWHoldings.com.

About Digital Power Lending

Digital Power Lending, LLC is a California Finance Lender (License No. 60 DBO-77905) that specializes in providing capital financing for small businesses through innovative products and services. DPL is a referral-based business seeking unique opportunities to assist in the growth of dynamic companies with operational experience and market accepted products and services. Digital Power Lending, LLC, a California limited liability company, www.DigitalPowerLending.com is a wholly-owned subsidiary of Ault Alliance, Inc.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235